QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
OXBORO MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Oxboro Medical, Inc.
13828 Lincoln Street N.E.
Ham Lake, Minnesota 55304

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
March 7, 2001

    Notice is hereby given that the Annual Meeting of Shareholders of Oxboro Medical, Inc. (the "Company") will be held at Majestic Oaks Golf Club, 701 Bunker Lake Boulevard, Ham Lake, Minnesota 55304, on Wednesday, March 7, 2001 at 3:30 p.m., local time, for the following purposes:

  1.
  To elect two directors to hold office as a Class II director for a three-year term or until their successors have been elected or appointed.

  2.
  To approve an amendment to the Oxboro Medical, Inc. 2000 Stock Option Plan to increase the number of shares available under the plan from 150,000 to 300,000.

  3.
  To transact any other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on January 31, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accompanying this Notice is a Proxy Statement, Form of Proxy and the Company's Annual Report to Shareholders for the year ended September 30, 2000.

    Since a majority of the outstanding shares of the Company's Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business at the meeting, please complete, date, sign and return the enclosed proxy card promptly.

                      By Order of the Board of Directors,

                      Kenneth W. Brimmer, Chairman

Ham Lake, Minnesota
February 5, 2001

PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.

Oxboro Medical, Inc.
13828 Lincoln Street N.E.
Ham Lake, Minnesota 55304

PROXY STATEMENT

    The Board of Directors of Oxboro Medical, Inc. (the "Company") is soliciting your proxy for use at the 2001 Annual Meeting of Shareholders to be held on Wednesday, March 7, 2001 or any adjournment thereof. This Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about February 5, 2001.

GENERAL INFORMATION

Voting

    Each share of the Company's Common Stock is entitled to one vote. You may vote your shares in person by attending the Annual Meeting or you may vote by proxy. If you vote by proxy, you must sign, date and return the enclosed proxy card in the envelope provided, or follow the instructions on the proxy card to vote by telephone or the Internet.

    If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you do not specify on your proxy card how you want your shares voted, the individuals named on the enclosed proxy card will vote your shares:

  •
  FOR Proposal 1—Election of directors as described below

  •
  FOR Proposal 2—Amendment to the 2000 Stock Option Plan to increase the number of shares available under the plan from 150,000 to 300,000.

Quorum and Vote Requirements

    The total number of shares outstanding as of January 31, 2001 and entitled to vote at the meeting consisted of 1,768,683 shares of Common Stock, $.01 par value. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on January 31, 2001 will be entitled to vote at the Annual Meeting. A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name" indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

    Each of the proposals presented at the Annual Meeting will be approved if a majority of the shares of Common Stock present in person or represented by proxy vote for the proposal. Broker nonvotes are not counted as votes for or against a proposal.

Revoking A Proxy

    If you give a proxy and later wish to revoke it before it is voted, you may do so by (1) sending a written notice to that effect to the Secretary of the Company at the address indicated in this Proxy Statement, (2) submitting a properly signed proxy with a later date, or (3) voting in person at the Annual Meeting. Otherwise, your shares will be voted as indicated on your proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table presents, as of January 31, 2001, certain information regarding beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director and executive officer of the Company; and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to the shares and may be reached at 13828 Lincoln Street N.E., Ham Lake, MN 55304.

Name of Beneficial Owner	Shares of Common Stock(1)		Shares Acquirable within 60 days		Total	Percentage Beneficially Owned
Matthew E. Bellin	21,544	(2)	17,000		38,544	2.1%
J. David Berkley	0		0		0	*
Ramon L. Burton	0		0		0	*
CMM Properties LLC	501,798	(3)	134,879	(4)	636,677	33.3%
Kenneth W. Brimmer c/o Active IQ Technologies, Inc. Suite 1500 601 Carlson Parkway Minnetonka, Minnesota 55305	252,526	(5)	77,842	(6)	330,368	17.8%
Gervaise Wilhelm	5,000		10,000		15,000	*
Allan D. Anderson	0		5,000		5,000	*
All Officers and Directors as a Group (6 persons)	752,472		244,721		997,193	49.3%

*
Denotes less than 1% ownership.

(1)
Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held.

(2)
Includes 13,544 shares of Common Stock as to which Mr. Bellin has shared voting and dispositive power with his wife.

(3)
Mr. Copperud, one of our directors, is the President of CMM Properties, LLC.

(4)
Includes options to purchase 5,000 of the Company's Common stock held by Mr. Copperud individually. Mr. Copperud is the President of CMM Properties LLC.

(5)
Includes 30,215 shares beneficially owned by Mr. Brimmer through his IRA. Includes 64,000 shares over which Mr. Brimmer shares voting and dispositive power with his wife. Also includes 30,215 shares beneficially owned by Mr. Brimmer's wife in her IRA.

(6)
Includes 9,405 warrants beneficially owned by Mr. Brimmer through his IRA. Includes 16,000 warrants held jointly by Mr. Brimmer and his wife. Includes 9,405 warrants held by Mr. Brimmer's wife through her IRA.

PROPOSAL 1: ELECTION OF DIRECTORS

    Under the Company's Articles of Incorporation, as amended, the shareholders may from time to time determine the size of the Board and the Board may increase the number of directors by affirmative vote of two thirds (2/3) of the directors. The shareholders have currently fixed the number of directors at four.

    The Company's Articles of Incorporation provide that the Board of Directors is classified into three classes, the members of each class to serve (after an initial transition period) for a staggered term of three years. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. At this Annual Meeting, the term of two incumbent directors, Gary C. Copperud and Kenneth W. Brimmer, is expiring. Messrs. Copperud and Brimmer have been nominated for election to Class II and if elected, each will serve for a term of three years. The terms of Mr. Allan D. Anderson will expire at the Annual Meeting of Shareholders following fiscal year 2001 and the term of Ms. Gervaise Wilhelm will expire at the Annual Meeting of Shareholders following fiscal year 2002. Vacancies on the Board of Directors can be filled by vote of a majority of the directors then in office. Newly created directorships can be filled by vote of two-thirds of the directors then in office.

    Two directors will be elected at the Annual Meeting to serve until the Annual Meeting of Shareholders following fiscal year 2003 or until his successor or successors are elected. The Board of Directors has nominated for election Messrs. Copperud and Brimmer to serve as directors.

    It is intended that proxies will be voted for the named nominee. Unless otherwise indicated, each nominee, and each continuing director named below, has been engaged in his or her present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The Board of Directors believes that the nominee named below will be able to serve as a director. However, should the nominee be unable to serve as a director, the persons named by the Company as proxies for this Annual Meeting have advised that they will vote for the election of any substitute nominee that the Board of Directors may propose.

    The names and biographical information concerning the Class I nominee and the other directors filling unexpired terms are set forth below, based upon information furnished to the Company by the nominee and directors. Each nominee listed below has consented to serve if elected. If a nominee is unable to serve for any reason, the persons named on the enclosed proxy card may vote for a substitute nominee proposed by the Board. Alternatively, the shareholders may reduce the number of directors to be elected, provided that any reduction is approved by the affirmative vote of not less than 75% of the Company's outstanding shares present and entitled to vote at a meeting.

Nominees for Election to the Board of Directors

    Gary W. Copperud, 42, Class II Director. Mr Copperud has been a director of the Company since February 1998. He has been president/general manager of CMM Properties, LLC, an investment company located in Fort Collins, Colorado, with holdings in real estate and stocks, since 1993. Prior to that, Mr. Copperud was self-employed in the fields of securities and real estate investment and real estate development.

    Kenneth W. Brimmer, 45, Class II Director. Mr. Brimmer has been a director of the Company since February 1998 and served as its interim Chief Executive Officer from October 2000 to November 18, 2000. Mr. Brimmer presently serves as Chairman, CEO and Director of Active IQ Technologies, Inc. Previously, Mr. Brimmer was President of Rainforest Cafe, Inc. from April 1997 until April 2000 and was Treasurer from its inception in 1995. Prior to that, Mr. Brimmer was employed by Grand Casinos, Inc. and its predecessor from October 1990 until April 1997, serving as Special Assistant to the Chairman and CEO, Lyle Berman. Mr. Brimmer currently serves on the board of directors of

Rainforest Cafe, Inc., a wholly-owned subsidiary of Landry's Restaurants, Inc., New Horizons Kid Quest, Inc., and Hypertension Diagnostics, Inc., where he is also Chairman.

Directors Serving Continuing Terms

Terms Expiring After Fiscal 2001

    Allan D. Anderson, 47, Class III Director. Mr. Anderson has been a director of the Company since October 2000. Mr. Anderson is currently involved in the start up of Reliafund Inc., a new venture which will provide electronic fund transfer capabilities to small and medium sized businesses and for financial institutions that do not have the capabilities to provide such services to their customers. He is Chief Financial Officer of Reliafund. Through December 31, 2000, he was an officer and director of RiverBend Solutions ("RiverBend"). He was President of the company since August 2000, the Chief Financial Officer since January 2000. He was a director of RiverBend since 1995. RiverBend provides processing and customer services to not-for-profit credit counseling agencies and their clients. Mr. Anderson was the President of Metropolitan Financial Management, Inc. from 1997 to 1999 and served as its Treasurer from 1995 to 1999. He was a director of Metropolitan Financial Management, Inc. from 1991 through 1999. Prior to joining Metropolitan, he was the Chief Financial Officer of Pan Am Systems, Inc. from 1994 through 1995.

Terms Expiring After Fiscal 2002

    Gervaise Wilhelm, 57, Class I Director. Ms. Wilhelm has been the President of Endomedical Technologies, Inc., a manufacturer of disposable medical devices for endoscopes, since 1998. Ms. Wilhelm has also been a partner with Surgical Safety Associates, a manufacturer of surgical safety disposable devices, since October 1999. Since 1997, Ms. Wilhelm has also served as a consultant to start-up medical device companies, including companies operating in the medical specialty areas of urology, surgery, cardiology, gastroenterology and critical care medicine. From 1994 to 1997, Ms. Wilhelm served as president and chief executive officer of Internventional Innovations, Inc., now KRT Corp., a medical device company. Ms. Wilhelm currently serves on the board of directors of Paradigm Diagnostics LLC.

INFORMATION REGARDING
EXECUTIVE OFFICERS

    J. David Berkley, 52, President. Mr Berkley has served as the President of the Company since October 16, 2000. Prior to joining the Company, Mr. Berkley was employed in various capacities by Minnesota Mining and Manufacturing Company (3M) from 1977 to 1999. Mr. Berkley was the Executive General Manager of 3M's Security Market Center in 1999. From 1997 to 1999 he served as the Vice President, Strategic Development, Health Care of 3M. From 1995 to 1997, he was 3M's Vice President, Medical Surgical Markets Division. Mr. Berkley was the General Manager of 3M's Consumer Professional Health Care Division from 1993 to 1995.

    Ramon L. Burton, 50, Chief Financial Officer. Mr. Burton has served as the Chief Financial Officer of the Company since December 21, 2000. Prior to joining the Company, Mr. Burton was employed by Twin City Fan Companies, Ltd. for more than fourteen years, first as its Controller, and then from 1991-2000 as its Chief Financial Officer and Vice President. Mr. Burton is an attorney-at-law and has over twenty-five years experience in accounting, law and accounting systems.

OTHER INFORMATION REGARDING
THE BOARD OF DIRECTORS

Director Compensation

    Each director of the Company who is not an employee receives $1,000 per quarter and the Chairman of the Board receives $1,250 per quarter. The aggregate fees paid to non-management directors for services rendered for the years ended September 30, 2000 were approximately $17,000.

Meetings and Committees of the Board of Directors

Board of Directors

    During the fiscal year ended September 30, 2000, the Company's Board of Directors held two meetings. All directors attended all of the meetings. In addition, the Company's directors took a number of different actions by written action during the fiscal year. The Board of Directors have established two committees, an Audit Committee and a Compensation Committee.

Audit Committee

    The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process. The Committee is comprised of a majority of independent directors, and acts under a written charter first adopted and approved by the Board of Directors on April 27, 2000, a copy of which is attached to this Proxy Statement as Appendix A.

    Mr. Allan D. Anderson, Mr. Gary Copperud and Mr. Kenneth W. Brimmer are the members of the Audit Committee. Messrs. Anderson and Copperud are independent directors as defined by The Nasdaq SmallCap listing standards. For the reasons explained below, the Board of Directors has determined that Mr. Brimmer is also an independent director as that term is defined by The Nasdaq SmallCap listing standards.

    On September 18, 2000, Mr. Matt Bellin resigned as the President of the Company; Mr. Berkely was hired into the position of President on October 16, 2000. Mr. Brimmer served as the interim Chief Exectuive Officer of the Company during the transition period between Messrs. Bellin and Berkley, from October, 2000 to November 18, 2000. Mr. Brimmer did not receive any compensation for his service and maintained no office at the Company.

    The Nasdaq listing standards state that a person shall not be considered independent if, among other things, that person is employed by the company or is an officer of the company. Mr. Brimmer was not employed by the Company in that he received no compensation for his services. Further, while he did serve the Company in an interim capacity for approximately two months, the Board of Directors believes that based upon the extraordinary circumstances of his service, its short duration, and the fact that no compensation was paid to Mr. Brimmer, Mr. Brimmer's service as interim Chief Executive Officer does not interfere with the exercise of his independent judgment in carrying out his resposibilities as a director. Therefore, the Board of Directors believes that Mr. Brimmer can be considered an "independent director" under the listing standards of The Nasdaq SmallCap Market. Further, even if Mr. Brimmer were considered not an independent director under The Nasdaq SmallCap listing standards, the Company would still be in compliance with the Nasdaq listing standard Rule 4350(d)(2)(C) relating to the composition of the Audit Committee.

    The Audit Committee held 2 meetings during fiscal year 2000. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the internal auditors and the Company's independent accountants, Lund Koehler Cox & Arkema, LLP (now known as Virchow, Krause & Company, LLP).

    During these meetings, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and Virchow, Krause & Company, LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Virchow, Krause & Company, LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    Virchow, Krause & Company, LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Virchow, Krause & Company, LLP.

    Based on the discussions with management and Virchow, Krause & Company, LLP, the Audit Committee's review of the representations of management and the report of Virchow, Krause & Company, LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2000 filed with the Securities and Exchange Commission.

    Submitted By The Audit Committee Of The Company's Board Of Directors:

Allan D. Anderson    Kenneth W. Brimmer    Gary Copperud

Compensation Committee

    The Compensation Committee reviews and makes recommendations to the Board concerning salaries, bonus awards and benefits for officers and key employees. Members of the Compensation Committee are Messrs. Copperud and Brimmer and Ms. Wilhelm. During fiscal year ended September 30, 2000, the Compensation Committee met once.

MANAGEMENT RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE NOMINEES

EXECUTIVE COMPENSATION

    The following table sets forth the aggregate compensation for the years indicated for the Company's executive officers who received salary and bonus in excess of $100,000.

Summary Compensation Table

Long-Term Compensation Awards
	Fiscal Year Ended September 30	Annual Compensation
Name and Principal Position				Securities Underlying Options	All Other Compensation
		Salary	Bonus
Matthew E. Bellin(1) President, Chief Operating Officer and Chief Financial Officer	2000 1999 1998	$129,574 61,539 —	$10,000 — —	— — —	— — —
Kenneth W. Brimmer(2) Chief Executive Officer	2000 1999 1998	— — —	— — —	— — —	— — —

(1)
Mr. Bellin became President and Chief Operating Officer and Chief Financial Officer on February 15, 1999 and ceased serving in that capacity effective September 18, 2000.

(2)
Mr. Brimmer served as the Company's Chief Executive Officer from October 2000 to November 18, 2000.

    The following table provides information about each stock option grant made during the fiscal year ended September 30, 2000 to the named executive officers. All share amounts and share prices reflect a 1-for-5 reverse stock split effected by the Company on August 13, 1999.

Option Grants In Fiscal Year 2000

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price Per ($/Share)		Market Price on Date of Grant		Expiration Date
Matthew E. Bellin	65,000 20,000	(1) (2)	68 20	% %	$ $	3.50 3.50	$ $	5.00 5.00	4/6/2001 1/6/2001
Kenneth W. Brimmer	0		—			—		—	—

(1)
Mr. Bellin's resigned from his position of President of the Company effective October 6, 2000. As of that date options for the purchase of 52,000 shares of our Common Stock were unvested and expired. The remaining options for the purchase of 13,000 shares of our Common Stock are fully vested and will expire on April 6, 2001.

(2)
Mr. Bellin's resigned from his position of President of the Company effective October 6, 2000. As of that date options for the purchase of 16,000 shares of our Common Stock were unvested and expired. The remaining options for the purchase of 4,000 shares of our Common Stock are fully vested and will expire on January 6, 2001.

    The following table summarizes stock option exercises during the fiscal year ended September 30, 2000 and the total number of options held at the end of fiscal year 2000 by the named executive officers.

Aggregated Option Exercises in Fiscal Year 2000 and
Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at September 30, 2000
							Value of Unexercised In-the-Money Options at September 30, 2000
	Shares Acquired on Exercise(1)
		Value Realized
Name			Exercisable		Unexercisable		Exercisable	Unexercisable
Matthew E. Bellin	—	$—	17,000	(1)	68,000	(1)	$4,875	$19,500
Kenneth W. Brimmer	—	$—	—		—		—	—

(1)
As a result of Mr. Bellin's resignation as President of the Company effective October 6, 2000, all unvested options previously granted to him expired upon the date of his resignation. As of October 6, 2000, Mr. Bellin held vested options for the purchase of 17,000 shares of our Common Stock.

Employment Agreements

    On February 10, 1999, Matthew Bellin entered into a letter agreement with the Company to serve as its President, Chief Operating Officer and interim Chief Financial Officer. Pursuant to the letter agreement, Mr. Bellin would be paid an annual salary of $100,000 per year plus 20% of such salary upon the achievement of mutually agreed upon objectives. After 30 days of employment, Mr. Bellin was entitled to Company benefits customary to the office of President. In addition, Mr. Bellin received an option to purchase 20,000 shares of Common Stock of the Company (as adjusted to reflect the Company's 1-for-5 reverse stock split, effective August 13, 1999), at an exercise price of $7.50 per share, vesting with respect to 4,000 shares (adjusted for the reverse split) annually. As a condition of his employment, Mr. Bellin also executed an Employee Noncompetition and Confidentiality Agreement with the Company under which he agreed not to engage in activities (described in the Agreement) hostile or adverse to the Company or Oxboro Outdoors, Inc. or that would interfere with his exercise of independent judgment in the Company's best interests. The Agreement prohibits Mr. Bellin from disclosing or using proprietary information, as described in the Agreement, relating to the Company or Oxboro Outdoors. Under the terms of the Agreement, for a period of one year after termination of the Agreement, Mr. Bellin is prohibited from engaging in activities that are competitive to the Company or Oxboro Outdoors (as described in the Agreement) or from attempting to employ any Company or Outdoors employee or persuading such person to terminate employment with the Company or Oxboro Outdoors. Mr. Bellin's annual salary was increased to $120,000 effective October 1, 1999.

    Mr. Bellin ceased serving as an officer of the Company effective October 6, 2000. In connection with his resignation, he executed a letter agreement dated October 12, 2000 with the Company. The letter agreement provided that, in exchange for consulting services to the Company, Mr. Bellin would be paid his usual salary through December 1, 2000. The letter agreement also summarized the exercisability of nonqualified options granted to Mr. Bellin on February 15, 1999; options which were not vested as of October 6, 2000 expired. Of the nonqualified options granted to Mr. Bellin on February 15, 1999, options for the purchase of 13,000 shares of our Common Stock were vested as of October 6, 2000 and may be exercised, if at all, on or before April 6, 2001 and additional options to purchase 4,000 were vested as of October 6, 2000 and may be exercised, if at all, on or before January 6, 2001. In the letter agreement, Mr. Bellin also agreed to release the Company and its affiliates from certain claims.

    The Company and J. David Berkley entered into an agreement dated October 31, 2000, effective October 16, 2000 under which Mr. Berkley agreed to serve as the President of Oxboro Medical, Inc. on an "at will" basis. The agreement provides for an annual salary of $150,000, with a salary review at the end of the first year. Mr. Berkley would also be eligible for a bonus of up to 100% of his salary, based upon the performance of the Company. As part of Mr. Berkley's compensation, he received options to purchase 100,000 shares of the Common Stock of the Company. The options are exercisable at $3.75 per share. The options vest on the seventh anniversary of employment; however, vesting is accelerated if the Company reaches certain performance goals.

    The Company and Ramon L. Burton entered into an agreement effective December 21, 2000 under which Mr. Burton agreed to serve as the Chief Financial Officer of Oxboro Medical, Inc. on an "at will" basis. The agreement provides for an annual salary of $90,000, with a salary review at the end of the first year. Mr. Burton would also be eligible to receive a bonus of up to 50% of his salary, based upon the financial performance of the Company. As part of Mr. Burton's compensation, he received options to purchase 25,000 shares of the Company's Common Stock. The options are exercisable at $4.25 per share. The options vest on the seventh anniversary of employment; however, vesting is accelerated if the Company reaches certain performance goals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Larry A. Rasmusson

    Employment Agreements.  During fiscal 1994, the Company entered into an employment agreement with Larry A. Rasmusson, former Chief Executive Officer and Chief Financial Officer, whereby he was paid an annual salary determined each fiscal year, a bonus, the amount of which was based upon achievement by the Company of certain financial goals, and other benefits. Effective September 1, 1998, the Company and Mr. Rasmusson entered into a Mutual Release & Noncompetition Agreement (the "Mutual Release & Noncompetition Agreement") that provided for the termination of Mr. Rasmusson's employment agreement in consideration of payment of $150,000 over 24 months, the amendment of his consulting agreement with the Company, the surrender of 510,000 shares of Common Stock to the Company, an amendment to an exclusive license and royalty agreement between Mr. Rasmusson and Oxboro Outdoors, Inc., the rescission of the exercise of options for 220,364 shares of Common Stock of the Company, and a mutual release of claims.

    License Agreements.  Pursuant to an exclusive license agreement, Mr. Rasmusson, as licensor, granted the Company, as licensee, the exclusive right to make, use, and sell certain medical products and to receive information and assistance from Mr. Rasmusson to make, use and sell the products. Mr. Rasmusson is to receive royalties in the amount of 4% of the "net sales price" (as defined) of all licensed products sold. Royalties continue for the life of the product. If at any time a product covered by the agreement is no longer sold by the Company (defined as a reduction by 50% in sales from the previous calendar year), the license will no longer be exclusive as to that product. The agreement contains a provision for increasing the royalty amount if royalty rates paid by the Company to others for similar products are higher than 4%. The agreement also provides that upon the termination of the employment of a former officer, the royalty will be increased from 4% to 6% on certain products, and Mr. Rasmusson and the former officer will each receive royalties of 3% on sales of such products. During fiscal 2000 and 1999, Mr. Rasmusson earned $44,076 and $40,881, respectively, in royalties under this agreement.

    On March 30, 1999 the Company was notified by Mr. Rasmusson that it was in default of royalty agreements related to certain medical products because of nonpayment of royalties. At the time of the notification the Company believed and continues to believe that no events of default have occurred. The Company has continued to pay royalties to Mr. Rasmusson and has received no correspondence from Mr. Rasmusson regarding this matter since June 17, 1999.

    Oxboro Outdoors, Inc. ("Oxboro Outdoors") entered into an exclusive license and royalty agreement with Mr. Rasmusson pursuant to which Mr. Rasmusson, as licensor, granted Oxboro Outdoors, as licensee, the exclusive right to make, use, and sell certain outdoor recreational products and to receive information and assistance from Mr. Rasmusson to make, use and sell the products. Pursuant to the terms of the Royalty Agreement, advance royalties of $229,241 were paid, by the Company to Mr. Rasmusson and as of June 30, 1999, royalties of $182,201 had been credited against advances paid to Mr. Rasmusson for products sold. The Company's payment obligations terminated with the sale of Oxboro Outdoors on June 30, 1999.

    Consulting Agreements.  During fiscal 1996, the Company entered into a consulting agreement with Mr. Rasmusson whereby he would be paid an annual consulting fee of $150,000 for a period of five years commencing upon his retirement. Effective September 1, 1998, the Company and Mr. Rasmusson amended the consulting agreement, as part of the Mutual Release & Noncompetition Agreement, to reduce the term of the consulting agreement to 24 months, beginning September 1, 1998 and terminating August 31, 2000, and reduced the compensation payable under the consulting agreement to $485,000 payable in 24 equal monthly installments of $20,208.

    Split Dollar Insurance.  The Company adopted split dollar life insurance plans for the benefit of Mr. Rasmusson. Prior to September 1, 1998 and under the terms of Mr. Rasmusson's plan, the Company paid the annual premiums on one $500,000 and one $485,000 insurance policies (the "Policies") on his life. The Policies are whole life policies on which all premiums were paid by the Company and income is imputed to the insured in an amount equal to the term rate for his insurance as established by the insurer. The Policies are owned by Mr. Rasmusson. The plan was designed so that the Company will recover all premium payments, interest, and advances made by it on account of the Policies. The Company's interest in the premium payments, interest, and advances made with respect to the Policies are secured by a collateral assignment of the Policies. Upon the death of Mr. Rasmusson, the Company will be reimbursed from the insurance proceeds paid to the beneficiaries in an amount equal to the total premiums, interest, and advances made by the Company with respect to the Policies. In the event the Policies are surrendered for their cash surrender value at some date in the future, the Company will be reimbursed for the premiums it has paid on the Policies, plus interest. Premiums paid in fiscal 2000 and 1999 on behalf of Mr. Rasmusson totaled $47,775 and $47,095, respectively. Effective September 1, 1998, pursuant to the terms of the Mutual Release & Noncompetition Agreement, the two Policies will be maintained by the Company so long as Mr. Rasmusson pays and maintains his portion of the monthly premiums on said Policies in a timely manner. If the Company fails to maintain payments or terminates either or both of said Policies or if the Policies cancel or terminate for any reason other than Mr. Rasmusson's death, Mr. Rasmusson shall receive all of the cash value and/or termination value. Upon Mr. Rasmusson's death, the benefits under the Policies are to be paid out according to their terms.

Exercise of Stock Options

    The Company was notified by the Nasdaq Stock Market in May 1999 that it failed to meet the minimum net tangible asset requirement for continued listing on the Nasdaq SmallCap Stock Market. The Company proposed a compliance plan to Nasdaq, which included a rights offering to its shareholders of record at August 20, 1999. For each share held, shareholders were entitled to receive the right to purchase two shares of Common Stock and one immediately exercisable warrant for purchase of Common Stock of the Company for a purchase price of $2.50 per right. In connection with the compliance plan and the rights offering, Kenneth W. Brimmer and Gary W. Copperud, directors of the Company, agreed to purchase shares sufficient to ensure that the Company would meet the Nasdaq net tangible asset requirement following the offering. Pursuant to this agreement, Messrs. Copperud and Brimmer each exercised options to purchase 4,000 shares of Common Stock at an exercise price of $5.00 per share for a purchase price of $20,000 each on exercise of their respective options.

    Effective January 15, 1998, John R. Walter, a director of the Company, exercised options to purchase 40,000 (8,000 post-split) shares of the Company's Common Stock for an aggregate purchase price of $43,200. Mr. Walter paid the exercise price by delivery of a nonrecourse promissory note that provided for payment of the principal in five equal annual installments, commencing in January 1999, together with all interest accrued and unpaid as of the date of payment, and interest at an annual rate of 6%. The shares purchased were pledged as security for the notes. In January 1999, Mr. Walter entered into an agreement with the Company whereby he returned 29,000 (5,800 post-split) shares to the Company in consideration of the cancellation of the promissory note and all accrued interest.

Transactions with Directors

    On April 20, 1999, the Company granted immediately exercisable options to Kenneth W. Brimmer, John E. Sayer and Gary W. Copperud in connection with their service as non-management directors, each for purchase of 4,000 shares at a purchase price of $5.00 per share. The Company also granted an immediately exercisable option to Robert S. Garin to purchase 1,000 shares of Common Stock at a purchase price of $5.00 per share for his service as a non-management director.

    A former director of the Company, Dennis Mikkelson, was paid approximately $18,000 and $64,000 during the fiscal years ended September 30, 1999 and 1998, respectively, for general business consulting and for development and enhancement of the Company's computer capabilities. A former director, John Walter, received approximately $10,000 in commissions from the sale of insurance policies to the Company during each of the years ended September 30, 1999 and 1998. A former director, R. J. Fritz, was paid $10,333 for his services as a director during fiscal year 1999.

    On September 22, 2000, a Schedule 13D was filed with the Securities and Exchange Commission on behalf of the Company, Kenneth W. Brimmer and Gary Copperud relating to their respective interests in Minntech Corporation. Messrs. Brimmer and Copperud are two of our directors. The Company reported that, as of September 12, 2000, it had acquired a 3% interest in Minntech Corporation through open market purchases of 200,000 shares that company's common stock. As disclosed in the Schedule 13D, the Company would beneficially own 5.7% if the Company's shares were aggregated with those owned by Kenneth W. Brimmer and Gary Copperud. The Company disclaims ownership of the shares held by Messrs Brimmer and Copperud.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to Section 16(a) under the Securities Exchange Act of 1934, executive officers, directors and 10% shareholders (insiders) of the Company are required to file reports on Forms 3, 4, and 5 of their beneficial holdings and transactions in the Company's Common Stock. To the Company's knowledge, all insiders of the Company made timely filings of Forms 3, 4 or 5 with respect to transactions or holdings during fiscal year 2000, except that Messrs. Brimmer and Copperud failed to timely file one Form 4 relating to their acquisition of warrants during our incentive warrant offering.

PROPOSAL 2:
AMENDMENT TO THE OXBORO MEDICAL, INC.
2000 STOCK OPTION PLAN

General

    The Board of Directors adopted the Oxboro Medical International, Inc. 2000 Stock Option Plan (the "Plan") on January 3, 2000, subject to shareholder approval. The Plan was adopted by the shareholders at the 2000 Annual Meeting held on March 16, 2000. The following is a summary of the Plan.

Amendments

    The Board of Directors amended the Plan on January 25, 2001 to increase the number of shares of Common Stock issuable under the Plan from 150,000 shares to 300,000 shares. The amendments to the Plan are subject to approval by the Shareholders at this Annual Meeting.

Reason For The Amendments

    Of the maximum number of 150,000 shares of Common Stock that were available for issuance under the Plan prior to its amendment, all shares have been issued upon the exercise of options or reserved for issuance upon the exercise of options. The increase in the number of shares issuable under the Plan, as provided by the amendment, is required to provide shares for future grants to executives, key employees, members of the Board of Directors and consultants.

Summary Description of Plan

    Purpose.  The purpose of the Plan is to enable the Company and its subsidiaries to retain and attract executives, other key employees, members of the Board of Directors, and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable these individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

    Eligible Participants.  Officers, other key employees of the Company and its subsidiaries, members of the Board of Directors and consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries are eligible to be granted stock options under the Plan. The Company currently has approximately 45 employees and four non-employee directors.

    Administration.  The Plan will be administered either by the Board of Directors or a committee appointed by the Board having at least two directors, all of whom will be non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan vests broad powers in the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted awards and to prescribe the type, form and conditions of the awards (which may vary among participants). The Board has appointed Kenneth W. Brimmer and Gary W. Copperud as Administrators of the Plan.

    Maximum Number of Shares.  The initial total number of shares to be reserved for distribution under the Plan is 150,000 shares of Common Stock of the Company. No person will receive grants of stock options under the Plan that exceed 100,000 shares during any fiscal year of the Company. The proposed amendment would increase the number of shares by 150,000 from 150,000 to 300,000.

    Stock Options.  The Plan permits the granting of two types of options: (i) Incentive Stock Options, which are intended to qualify under Section 422 of the Code, and (ii) Non-Qualified Stock Options. No Incentive Stock Options may be granted under the Plan after January 3, 2010. The option price of an Incentive Stock Option may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. If an employee owns more than 10% of the Combined voting power of the Company's outstanding voting stock, the option price shall be no less than 110% of the fair market value of the Company's Common Stock on the date of grant. The closing price of the Company's Common Stock on the Nasdaq SmallCap Market on January 3, 2000 was $3.50.

    Exercise.  Each option will become exercisable at such time and on such conditions as may be determined by the Committee. Upon exercise of an option under the Plan, the exercise price is to be paid by check, by other forms of consideration deemed sufficient by the Board of Committee, or by surrender of previously acquired shares of Common Stock of the Company which, in the case of stock acquired upon exercise of an option, have been owned for more than six months on the date of surrender, valued at its then fair market value. In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted. The aggregate fair market value (determined as of the time the stock option is granted) of the Common Stock with respect to which an Incentive Stock Option under the Plan is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

    Term; Transfer.  The term of each option is established by the Committee, but shall not exceed 10 years (five years in the event of an optionee who owns more than 10% of the combined voting power of the Company's outstanding voting stock). Each option granted under the Plan is nontransferable during the lifetime of the optionee.

    Other Conditions.  The Committee may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the Plan; however, each incentive stock option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined in the Code.

    Amendment.  The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation is permitted which (a) would impair the rights of an optionee or participant under a previously granted stock option award, without the optionee's or participant's consent, (b) without the approval of the shareholders of the Company, would cause the Plan no longer to comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code, or any other regulatory requirements, or (c) without the approval of the shareholders of the Company, would result in a repricing of any award or option previously granted under the Plan.

    Federal Income Tax Consequences.  The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an award.

    An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it while an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise is treated as alternative minimum taxable income for purposes of the alternative minimum tax.

    If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Capital gains resulting from property held for more than 12 months will be taxed at a maximum rate of 20%. Capital gains resulting from property held for less than one year will be treated as short-term capital gains and taxed at the individual's applicable ordinary income tax rate.

    An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option, which includes options granted to non-employee directors. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise.

    Registration with the SEC.  The Company will file a Registration Statement covering the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933 if Shareholder approval is received.

Vote Required

    The affirmative vote of a majority of the shares represented at the annual meeting is required for approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT
SHAREHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL.

OTHER INFORMATION

Shareholder Proposals For 2002 Annual Meeting

    The Company anticipates holding its 2002 Annual Meeting on or about March 7, 2002 and anticipates mailing its materials on or about February 5, 2002. Any shareholder proposal intended for inclusion in the Company's proxy material for the 2002 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than the close of business on October 8, 2001.

    A shareholder who wishes to make a proposal for consideration at the 2002 Annual Meeting, but does not seek to include the proposal in the Company's proxy material, must notify the Secretary of the Company. The notice must be received no later than December 21, 2001. If the notice is not timely, then the persons named on the Company's proxy card for the 2002 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Annual Report

    The Annual Report of the Company for the fiscal year ended September 30, 2000, which includes the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material. A copy of the Company's Annual Report on Form 10-KSB, excluding exhibits, as filed with the Securities and Exchange Commission, may be obtained by shareholders without charge upon written request to the Chief Financial Officer of the Company at the address indicated on this Proxy Statement.

Independent Certified Public Accountants

    Lund Koehler Cox & Arkema LLP, now Virchow, Krause & Company, LLP, independent certified public accountants, served as independent accountants of the Company for the fiscal year ended September 30, 2000. The Company has selected Virchow, Krause & Company, LLP to serve as its auditors for the year ended September 30, 2001.

    Representatives of Virchow, Krause & Company, LLP will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, representatives will be available to respond to appropriate questions.

Cost and Method of Solicitation

    The Company will pay the cost of soliciting proxies and may make arrangements with brokerage firms, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of Common Stock. The Company will reimburse them for reasonable out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited by telephone, electronic transmission or in person by directors, officers and employees of the Company.

Other Matters

    As of the date of this Proxy Statement, management knows of no other matters that may come before the 2001 Annual Meeting. However, if matters other than those referred to above should properly come before the 2001 Annual Meeting, the individuals named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

                      By Order of the Board of Directors,

                      Kenneth W. Brimmer
                       Chairman of the Board

OXBORO MEDICAL, INC.

AUDIT COMMITTEE CHARTER

Organization

    There shall be a committee of the Board of Directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

    The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

    In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the audit committee will:

  •
  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation.

  •
  Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

  •
  Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  •
  Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

  •
  Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

2

PROXY
OXBORO MEDICAL, INC.
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, March 7, 2001 at 3:30 P.M

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints J. David Berkley and Ramon L. Burton, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Oxboro Medical, Inc. (the "Company") held of record by the undersigned on January 31, 2001 and which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on March 7, 2001, or at any adjournment or adjournments thereof, hereby revoking all former proxies. If no choice is specified, the proxy will be voted "for" each proposal set forth below.

1.  ELECTION OF DIRECTORS

/ / FOR all nominees listed below (Except as marked to the contrary below)	/ / WITHHOLD AUTHORITY To vote for all nominees listed below

Gary W. Copperud
Kenneth W. Brimmer

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

2.  PROPOSAL TO APPROVE AN AMENDMENT TO THE 2000 STOCK OPTION PLAN OF THE COMPANY TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE PLAN FROM 150,000 to 300,000.

/ / FOR              / / AGAINST              / /  ABSTAIN

—SEE REVERSE FOR VOTING INSTRUCTIONS—

    THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2).

    Please vote, date and sign this proxy exactly as your name is printed hereon. When signing as attorney, executor, administrator, trustee, guardian, etc. give full title as such. If the stock is held jointly, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Address change? Mark Box / /	Dated:	, 2001

Indicate changes below:

Signature (and title if applicable)

Signature if held jointly

PROXY
OXBORO MEDICAL, INC.
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, March 7, 2001 at 3:30 P.M

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints J. David Berkley and Ramon L. Burton, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Oxboro Medical, Inc. (the "Company") held of record by the undersigned on January 31, 2001 and which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on March 7, 2001, or at any adjournment or adjournments thereof, hereby revoking all former proxies. If no choice is specified, the proxy will be voted "for" each proposal set forth below.

    The Company's stock records indicate that you have not presented your stock certificate(s) for exchange following the 1-for-10 reverse stock split effected in April 1987. Giving effect to this reverse split, and to subsequent stock splits of 3-for-2 (January 1990) and 2-for-1 (March 1991), and reverse 1-for-5 (August 1999), each 1000 shares listed on this proxy card as held of record by you will be entitled to 60 votes on all matters to be presented to the shareholders at the 2001 Annual Meeting.

1.  ELECTION OF DIRECTORS

/ / FOR all nominees listed below (Except as marked to the contrary below)	/ / WITHHOLD AUTHORITY To vote for all nominees listed below

Gary W. Copperud
Kenneth W. Brimmer

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.  PROPOSAL TO APPROVE AN AMENDMENT TO THE 2000 STOCK OPTION PLAN OF THE COMPANY TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE PLAN FROM 150,000 to 300,000.

/ / FOR              / / AGAINST              / /  ABSTAIN

—SEE REVERSE FOR VOTING INSTRUCTIONS—

    THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2).

    Please vote, date and sign this proxy exactly as your name is printed hereon. When signing as attorney, executor, administrator, trustee, guardian, etc. give full title as such. If the stock is held jointly, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Address change? Mark Box / /	Dated:	, 2001

Indicate changes below:

Signature (and title if applicable)

Signature if held jointly

PROXY
OXBORO MEDICAL, INC.
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, March 7, 2001 at 3:30 P.M

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints J. David Berkley and Ramon L. Burton, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Oxboro Medical, Inc. (the "Company") held of record by the undersigned on January 31, 2001 and which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on March 7, 2001, or at any adjournment or adjournments thereof, hereby revoking all former proxies. If no choice is specified, the proxy will be voted "for" each proposal set forth below.

    The Company's stock records indicate you have not presented your stock certificate(s) for exchange following the 1-for-5 reverse stock split effected in August 1999. Giving effect to this reverse split, each 5 shares listed on this proxy card as held of record by you will be entitled to 1 vote on all matters to be presented to the shareholders at the 2001 Annual Meeting.

1.  ELECTION OF DIRECTORS

/ / FOR all nominees listed below (Except as marked to the contrary below)	/ / WITHHOLD AUTHORITY To vote for all nominees listed below

Gary W. Copperud
Kenneth W. Brimmer

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.  PROPOSAL TO APPROVE AN AMENDMENT TO THE 2000 STOCK OPTION PLAN OF THE COMPANY TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE PLAN FROM 150,000 to 300,000.

/ / FOR              / / AGAINST              / /  ABSTAIN

—SEE REVERSE FOR VOTING INSTRUCTIONS—

    THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2).

    Please vote, date and sign this proxy exactly as your name is printed hereon. When signing as attorney, executor, administrator, trustee, guardian, etc. give full title as such. If the stock is held jointly, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Address change? Mark Box / /	Dated:	, 2001

Indicate changes below:

Signature (and title if applicable)

Signature if held jointly

QuickLinks

GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
INFORMATION REGARDING EXECUTIVE OFFICERS
OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2: AMENDMENT TO THE OXBORO MEDICAL, INC. 2000 STOCK OPTION PLAN
OTHER INFORMATION
OXBORO MEDICAL, INC. AUDIT COMMITTEE CHARTER